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                                                                    Exhibit 24.2

                             LEAR AUTOMOTIVE (EEDS)
                                   SPAIN S.L.
                                POWER OF ATTORNEY
                     RELATING TO THE REGISTRATION STATEMENT
            ON FORM S-3 (REGISTRATION NO(S). 333-85144- 333-85144-09)

         Each person whose signature appears below constitutes and appoints David C. Wajsgras and Joseph F. McCarthy, and each of them (with full power to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement on Form S-3 (Registration No(s). 333-85144- 333-85144-09) of Lear Corporation and certain of its subsidiaries, including, without limitation, Lear Automotive (EEDS) Spain S.L. to be filed under the Securities Act of 1933, as amended (the "Securities Act"), covering the resale of Lear Corporation's Zero-Coupon Convertible Senior Notes due 2022 and the common stock issuable upon conversion thereof, and to file the same, will all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and such other state and federal government commissions and agencies as may be necessary, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

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     Signature                      Title                               Date

     /s/ Robert C. Hooper           Director of Lear Automotive         October 21, 2002
     ---------------------------    (EEDS) Spain S.L.
     Robert C. Hooper


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